Exhibit 10.3

AGREEMENT TO AMEND DEMAND NOTE

This Agreement to Amend Demand Note (this “Agreement”) is made as of December      , 2003, by and between AXCESS International, Inc., a Delaware corporation (the “AXCESS”), and Amphion Investment LLC, a Delaware limited liability corporation (“Amphion”).

RECITALS

A.                                   AXCESS issued to Amphion on January 25, 2002 (the “Original Note”) having a principal amount of Two Hundred Thousand Dollars ($200,000.00) and as of November 30, 2003 had an outstanding balance of $350,000.00 and unpaid interest of Forty Three Thousand Seven Hundred and Eighty-Seven Dollars ($43,787.00).

B.                                     AXCESS has proposed to restructure certain outstanding debts and obligations with its creditors and debtors (the “Restructuring”).

C.                                     As part of and in order to facilitate the Restructuring, AXCESS and Amphion desire to enter into this Agreement to (i) amend the terms of the Original Note and (ii) set forth certain of the other terms and conditions agreed upon in connection with the Restructuring.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, AXCESS and Amphion hereto agree as follows:

1.                                       Amendment of Demand Note.  AXCESS and Amphion hereby agree to amend and restate the Original Note in substantially the form attached hereto as Exhibit A (the “Amended Note”).  Upon execution of this Agreement, Amphion shall deliver to AXCESS for immediate cancellation the Original Note and AXCESS shall deliver to Amphion the executed and final Amended Note.

2.                                       Entire Agreement.  This Agreement, together with the Exhibits attached hereto, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

3.                                       Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

4.                                       Facsimile.  This Agreement may be executed by facsimile and in any number of counterparts by the parties hereto all of which together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIOANLLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AXCESS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ ALLAN L. FRANK

Name:	Allan L. Frank

Title:	Chief Financial Officer and Secretary

AMPHION INVESTMENT LLC, a Delaware limited liability corporation

By:	/s/ ROBERT J. BERTOLDI

Name:	Robert J. Bertoldi

Title:	Managing Member

EXHIBIT A

Amended and Restated Purchase Note

EXHIBIT B

Warrant to Purchase Common Stock

EXHIBIT C

Reassignment and Release Agreement

EXHIBIT D

Letter Agreement